      As filed with the Securities and Exchange Commission on May 24, 2000
                       Registration Statement No. 33-98744
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                          POST-EFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                           --------------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                                PLC SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

                           --------------------------

          YUKON TERRITORY, CANADA                       04-3153858
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
      incorporation or organization)

                                  10 FORGE PARK
                          FRANKLIN, MASSACHUSETTS 02038
                                 (508) 541-8800
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                           --------------------------

                                MARK R. TAUSCHER
                             CHIEF EXECUTIVE OFFICER
                                PLC SYSTEMS INC.
                                  10 FORGE PARK
                          FRANKLIN, MASSACHUSETTS 02039
                                 (508) 541-8800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------

                                   Copies to:
                             Steven D. Singer, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                               Tel: (617) 526-6000
                               Fax: (617) 526-5000






================================================================================

         By the terms of this Registration Statement, the Registrant was required to keep this Registration Statement effective until the date that was ninety days after the date on which the Registration Statement was declared effective by the Securities and Exchange Commission. Pursuant to the Registrant's undertaking in Item 17 of the Registration Statement, the Registrant hereby removes from registration any and all shares of Common Stock, no par value per share, registered hereunder that have not been sold pursuant to this Registration Statement prior to the date hereof.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, Commonwealth of Massachusetts, on May 24, 2000.


                                     PLC SYSTEMS INC.


                                     By:  /s/ MARK R. TAUSCHER
                                          -------------------------------------
                                          Mark R. Tauscher
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                        Title                                    Date
                ---------                                        -----                                    ----
/s/ MARK R. TAUSCHER                      President, Chief Executive Officer and Director      May 24, 2000
----------------------------              (Principal Executive Officer)
Mark R. Tauscher


/s/ JAMES G. THOMASCH                     Chief Financial Officer and Treasurer (Principal     May 24, 2000
----------------------------              Financial and Accounting Officer)
James G. Thomasch


/s/ EDWARD H. PENDERGAST                  Chairman of the Board of Directors                   May 24, 2000
----------------------------
Edward H. Pendergast


/s/ KEVIN J. DUNN                         Director                                             May 24, 2000
----------------------------
Kevin J. Dunn


/s/ BENJAMIN HOLMES                       Director                                             May 24, 2000
----------------------------
Benjamin Holmes



                                          Director
----------------------------
Alan H. Magazine


/s/ H.B. BRENT NORTON, M.D.               Director                                             May 24, 2000
----------------------------
H.B. Brent Norton, M.D.


/s/ KENNETH J. PULKONIK                   Director                                             May 24, 2000
----------------------------
Kenneth J. Pulkonik


/s/ ROBERT I. RUDKO, PH.D.                Director                                             May 24, 2000
----------------------------
Robert I. Rudko, Ph.D.


                                          Director
----------------------------
Roberts A. Smith, Ph.D.
